Exhibit 99.1

JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the Auction Rate Preferred Shares of Franklin Limited Duration Income Trust beneficially owned by each of them, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.
Dated:  August 19, 2016

RiverNorth Capital Management, LLC

By:	/s/Marcus Collins
Name: Marcus Collins
Title: General Counsel and Chief Compliance Officer

RiverNorth Capital Partners, L.P. By: RiverNorth Capital Management, LLC, General Partner

By:	/s/Marcus Collins
Name: Marcus Collins
Title: General Counsel and Chief Compliance Officer

RiverNorth Institutional Partners, L.P. By: RiverNorth Capital Management, LLC, General Partner

By:	/s/Marcus Collins
Name: Marcus Collins
Title: General Counsel and Chief Compliance Officer